Exhibit 99.1

Cascade Bancorp Announces Agreement to Acquire Boise Based F&M Holding Company

-	Complements CACB Strategy of Banking Fast Growth Markets

-	2.8% Accretive to EPS in 2006

BEND, Ore., Dec. 27 /PRNewswire-FirstCall/ --

--	Cascade Bancorp: (Nasdaq: CACB), Bend, OR, Bank of the Cascades $1.4B Assets

--	F&M Holding Company: Private, Farmers & Merchants State Bank, Boise, ID, $582M Assets

          Cascade Bancorp (“Cascade”) and F&M Holding Company (“F&M”) announced today the signing of a definitive agreement under which Cascade will acquire F&M in exchange for cash and common shares of Cascade.  F&M’s banking subsidiary, Farmers & Merchants State Bank (FMSB), comprised of 11 branches in Boise, Idaho, and surrounding markets, will continue to operate as Farmers & Merchants State Bank in Idaho. The transaction provides an outstanding strategic expansion opportunity for Cascade, adding another northwest growth market to its community banking franchise.  Upon completion of the transaction, Cascades’ total assets will be approximately $2.0 billion with 32 combined branches.

          The combination of the two organizations creates a banking franchise serving strategically identified northwest markets that are among the fastest growing in the nation.  The markets served by the new franchise rank above the 90th percentile nationally in both rate of population and deposit growth.  On a deposit weighted basis, the franchise will rank among the top 3 banks in the nation in terms of banking presence in fast growth markets.

          With a 37 year history of serving the communities and customers of the greater Boise area, FMSB is the top deposit market share community bank in Ada (Boise) County as of June 30, 2005, ranking 5th overall, with 5.9% market share.  Further, the top four ranking deposit market share banks in Ada County, all of whom are large, national banks, collectively account for approximately 61% of deposits.  Cascade, with a proven track record of successfully competing with larger regional banks for deposit market share, believes the composition of deposit market share in Ada County presents a solid growth opportunity. The acquisition complements prior successful Cascade expansions in Southern Oregon and Portland.

          Terms of the agreement call for Cascade to pay $22.5 million in cash and issue 5,325,000 shares of common stock.  Based on Cascades Friday, December 23, 2005 closing price of $23.39, the value of the stock consideration is approximately $124.6 million and the aggregate transaction value is approximately $147.1 million.  Based on F&M’s November 30, 2005 financials, the aggregate transaction value represents 349% of book value and tangible book value and 22.0x trailing 12 month earnings.  The transaction is expected to be 2.8% accretive to Cascades’ 2006 earnings.

          The parties intend that the transaction will qualify as a tax-free reorganization under the Internal Revenue Code.  Cascade will fund the cash component with cash generated from the placement of trust preferred securities.  The acquisition is subject to approval of Cascade shareholders and banking regulators and is expected to close early in the second quarter of 2006.

          The seller is David F. Bolger, president of Bolger & Co., Inc. of Ridgewood, N.J., and an affiliated entity of Mr. Bolger.  Upon the consummation of the transaction, and as principal shareholder of F&M Holding Company, Mr. Bolger will be named to the position of Director Emeritus of Cascade.  In addition, two individuals, Clarence Jones, Farmers & Merchants State Bank chairman and former CEO, and Thomas M. Wells, Esq. of F&M’s current board of directors will be added to Cascade’s board of directors. Michael Mooney will continue as President of the Farmers & Merchants State Bank operation.

          In commenting on the transaction, Patricia Moss, chief executive officer of Cascade, said, “We’re very excited about this new combination with Farmers & Merchants State Bank. This is an excellent opportunity for both companies. For Cascade, it is a sought-after opportunity for additional organic growth in dynamic markets in the northwest.  The combination will allow Farmers & Merchants State Bank to continue to operate as a locally-managed community bank. At the same time, additional products, capital, and increased lending limits will enable Farmers & Merchants State Bank to further strengthen the relationship banking model that has been the key to their success.”

          Michael Mooney, President of Farmers & Merchant, noted, “We could not have asked for a better partner. We will keep our name, continue to make loan decisions locally, and our board will continue in an advisory capacity. Cascade will preserve the heritage of community banking with the support of a larger company that has a strong reputation of excellent customer service and community involvement. Importantly, our employees have expressed enthusiastic support for the combination with Cascade.”

          David F. Bolger, the principal shareholder of F&M, who will control approximately 24% of Cascade’s stock after the acquisition, stated, “I am delighted to become a shareholder of a banking organization with such spectacular management and growth prospects and which will preserve the best parts of Farmers & Merchants.  I am also extremely pleased that our employees will become part of this dynamic organization and have even greater career opportunities.”

          Cascade engaged RBC Capital Markets as its financial advisor, and Davis Wright Tremaine LLP and Karnopp Petersen LLP as legal counsel. F&M’s principal shareholder engaged McAdams Wright Ragen as financial advisor and Sullivan & Cromwell LLP and Wells, Jaworksi, Liebman & Paton, LLP as legal counsel.

          Cascade Bancorp’s and Farmers & Merchants State Bank executive management teams will present this transaction in more detail via an audio conference, Wednesday, December 28, 2005, at 1:30 pm EST.  The teleconference dial-in number is 866-415-5104 and the pass code is 3820446.  The audio archive will be available at http://www.wsw.com/webcast/cc/botc/  The presentation will be available at 1 pm EST  at www.botc.com

          About Cascade Bancorp:
          Cascade Bancorp (headquartered in Bend, Oregon) and its wholly-owned subsidiary, Bank of the Cascades, have a business strategy that focuses on delivering the best in community banking for the financial well being of customers and shareholders. The Bank implements its strategy by combining outstanding service, competitive financial products, local expertise and advanced technology applied for the convenience of customers. Founded in 1977, Bank of the Cascades offers full-service community banking through 21 branches, including 11 in Central Oregon, four in the Salem/Keizer area, five in Southern Oregon and one office in Portland. The Bank has been rated among the top performing banks in the nation for the eighth consecutive year by Independent Community Bankers of America as well as in rankings by US Banker Magazine. In addition, The Seattle Times named Cascade Bancorp in the top tier of the annual Northwest 100 ranking of all publicly traded companies in the Pacific Northwest, and it was among the top 20 “Best Companies to Work For” in Oregon Business magazine. For further information on the Company, please visit our web site at http://www.botc.com .

          About F&M Holding Company:
          F&M Holding Company, the parent company of Farmers & Merchants State Bank, is the largest independent bank holding company headquartered in Boise, Idaho. Farmers and Merchants State Bank, is a community banking organization established in 1967.  FMSB’s business mix is both retail and commercial, with a strategic focus on business banking. Farmers & Merchants State Bank also offers trust, investments and private banking services. The Company, with $582 million in assets, has 11 full-service branches located throughout the Boise and Treasure valley area.

          Forward-Looking Information:
          This release, and the associated conference call, contains forward-looking statements that are not facts and that are subject to risks and uncertainties. These include but are not limited to:  the benefits of the proposed merger, including projected future financial and operating results and accretion to the Company’s projected earnings that may be realized from the merger; the plans, objectives and expectations of the Company; and projected growth in particular markets. The ability of the Company to predict results or the actual effect of future plans and strategies is uncertain, and actual results may differ.

          Factors that could cause actual results to differ include but are not necessarily limited to difficulties or delays in completing the acquisition, difficulties in integrating the assets, liabilities, systems, customers and personnel of the two operations, higher than expected costs related to the acquisition, a materially adverse change in the financial condition of either the Company or Farmers & Merchants State Bank, fluctuations in interest rates, changes in deposit flows and in the demand for loans, changes in real estate values which could affect the quality of the assets securing the loans of either bank, inflation, changes in government regulations, deterioration in economic conditions generally or within the markets in which the Company and Farmers & Merchants State Bank conduct their operations , and changes or increases in competition within those markets. For a discussion of additional factors, which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases.

          These risks and uncertainties should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Cascade Bancorp and PSLRA’s safe harbor provisions.

          Cascade Bancorp will provide to its shareholders a proxy statement concerning the proposed merger INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Cascade Bancorp free of charge by contacting: Investor Relations, Cascade Bancorp, 1100 NW Wall St., PO Box 369, Bend, OR 97701 (541) 385-6205.

SOURCE  Cascade Bancorp
          -0-                                                            12/27/2005
          /CONTACT:  Patricia L. Moss, President and Chief Executive Officer, +1-541-385-6205, or Gregory D. Newton, EVP, Chief Financial Officer, +1-541-617-3526, both of Cascade Bancorp/
          /Web site:  http://www.botc.com /
          (CACB)